UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2011

Jazz Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 6, 2011, Robert M. Myers notified Jazz Pharmaceuticals, Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors and from his position as President of the Company, effective January 14, 2011 (the “Resignation Date”). Mr. Myers will continue as an employee of the Company following the Resignation Date until his employment with the Company ends on February 1, 2011 (the “Separation Date”), following which Mr. Myers will serve as a consultant to the Company during a 12-month transition period as described below.

(e) In connection with Mr. Myers’ resignation, the Company and Mr. Myers entered into a Separation Agreement on January 6, 2011, pursuant to which the Company will retain Mr. Myers as a consultant to the Company for 12 months following the Separation Date, unless the consulting relationship is terminated earlier under certain circumstances or extended by mutual agreement of the parties (the “Consulting Period”). During the Consulting Period, Mr. Myers will be compensated at a rate of $250 per hour for services performed at the request of the Company, and the stock options previously granted to Mr. Myers under the Company’s equity incentive plans (the “Options”) will continue to vest during the Consulting Period in accordance with their existing terms. Pursuant to the Separation Agreement, in exchange for Mr. Myers’ full general release of claims, the Company agreed (i) to pay cash severance to Mr. Myers in the form of base salary continuation payments for 12 months following the Separation Date, (ii) to make monthly cash payments to Mr. Myers equal to applicable monthly COBRA premiums for up to 12 months following the Separation Date and (iii) that, assuming the Consulting Period continues for a period of 12 months following the Separation Date, the Company will accelerate the vesting of the Options such that as of the last day of the Consulting Period, Mr. Myers will vest in a number of shares subject to the Options as if the Options had continued to vest pursuant to their terms for an additional six months after the end of the Consulting Period. Pursuant to the Separation Agreement, the Company also agreed to make a lump sum cash payment to Mr. Myers of $224,000 as a bonus payment for 2010 performance. The Separation Agreement will become effective on the eighth day following Mr. Myers’ execution thereof, unless revoked by Mr. Myers prior thereto.

The foregoing summary of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Item 8.01.	Other Events.

Effective January 7, 2011, Russell Cox, the Company’s current Vice President, Marketing, was promoted to Senior Vice President, Sales and Marketing, reporting to Bruce Cozadd, the Company’s Chairman and Chief Executive Officer. The Company does not intend at this time to appoint a new President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Pharmaceuticals, Inc.

	By:	/S/ BRUCE C. COZADD
Date: January 7, 2011		Bruce C. Cozadd
Chairman and Chief Executive Officer